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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ACE MARKETING & PROMOTIONS, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
           ----------------------------------------------------------


     WE, THE UNDERSIGNED, Michael D. Trepeta and Scott J. Novack, being respectively the President and the Secretary of Ace Marketing & Promotions, Inc. hereby certify:

     1. The name of the corporation is Ace Marketing & Promotions, Inc.

     2. The Certificate of Incorporation off said corporation was filed by the Department of State on the 26th day of March 1998.

     3. (a) The corporation is currently authorized to issue 200 shares, no par value, of which no shares have been issued.

        (b) The Certificate of Incorporation is hereby amended to change the number of authorized shares which the corporation is authorized to issue from 200 unissued shares to 22,000,000 unissued shares, $.0001 par value per share, at a rate of 110,000 to 1.

        (c) To effect the foregoing, Article FOURTH relating to the aggregate number of shares which the corporation is authorized to issue is amended to read as follows:

               "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is:

               Twenty-two million (22,000,000) shares, $.0001 par value per share."

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     4. The amendment was authorized in the following manner:

     By the unanimous written consent of the Board of Directors, there being no shareholders or subscribers for shares.

                                            /S/ MICHAEL D. TREPETA
                                            ------------------------------------
                                            Michael D. Trepeta, President


                                            /S/ SCOTT J. NOVACK
                                            ------------------------------------
                                            Scott J. Novack, Secretary


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     4. The amendment was authorized in the following manner:

           By the unanimous written consent of the Board of Directors.


     IN WITNESS WHEREOF, we have signed this certificate on the 14th day of May 1999 and we affirm that the statements contained therein as true under penalties of perjury.

                                            /S/ MICHAEL D. TREPETA
                                            ------------------------------------
                                            Michael D. Trepeta, President


                                            /S/ SCOTT J. NOVACK
                                            ------------------------------------
                                            Scott J. Novack, Secretary